Exhibit 3.1

SIXTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTUITY MEDICAL, INC.

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

* * * * * *

Intuity Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of this corporation is Intuity Medical, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 24, 2002, under its former name, “Rosedale Medical, Inc.” The Fifteenth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 20, 2020 (the “Restated Certificate of Incorporation”).

SECOND: The Sixteenth Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and prompt written notice will be duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Chief Executive Officer this 15th day of October, 2020.

INTUITY MEDICAL, INC.

By:	/s/ Emory V. Anderson
Name: Emory V. Anderson
Title: President & Chief Executive Officer

EXHIBIT A

SIXTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTUITY MEDICAL, INC.

* * * * * *

FIRST. The name of the corporation is Intuity Medical, Inc. (the “Corporation”).

SECOND. The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue shall be 2,235,078,584 shares, consisting of 1,300,000,000 shares of Common Stock, par value $0.001 (the “Common Stock”), and 935,078,584 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

FIFTH. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation (on an as-if-converted basis) entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

SIXTH. The relative powers, designations, preferences, special rights, privileges, qualifications, limitations, restrictions and other matters relating to such Common Stock and the Preferred Stock are as set forth below in this Article SIXTH.

A. Common Stock.

1. General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of Preferred Stock, if any.

2. Voting. Except as may be otherwise provided in this Sixteenth Amended and Restated Certificate of Incorporation, the holders of the Common Stock are entitled to one vote for each share held.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board in their sole discretion, subject to provisions of law, any provision of this Sixteenth Amended and Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

4. Liquidation. Upon the dissolution or liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock as set forth herein.

B. Preferred Stock.

The Preferred Stock shall be divided into series (each, a “Series”). The first Series shall consist of 111,556,618 shares and is designated New Series A Convertible Participating Preferred Stock (“New Series A Preferred Stock”). The second Series shall consist of 114,541,708 shares and is designated New Series A-1 Convertible Participating Preferred Stock (“New Series A-1 Preferred Stock” and together with the New Series A Preferred Stock, the “Junior Preferred Stock”). The third Series shall consist of 252,791,726 shares and is designated New Series B Convertible Participating Preferred Stock (“New Series B Preferred Stock”). The fourth Series shall consist of 289,274,585 shares and is designated New Series B-1 Convertible Participating Preferred Stock (“New Series B-1 Preferred Stock”). The fifth Series shall consist of 77,840,043 shares and is designated New Series C Convertible Participating Preferred Stock (“New Series C Preferred Stock”). The sixth Series shall consist of 89,073,904 shares and is designated New Series C-1 Convertible Participating Preferred Stock (“New Series C-1 Preferred Stock” and together with the New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C Preferred Stock, the “Senior Preferred Stock”).

The powers, preferences, rights, restrictions, and other matters relating to each Series of Preferred Stock are as follows:

1. Voting. Except as may be otherwise provided in this Sixteenth Amended and Restated Certificate of Incorporation or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which each share of Preferred Stock is then convertible. Any requirement of this Sixteenth Amended and Restated Certificate of Incorporation that any action requires the approval or consent of a specified percentage of the holders of Preferred Stock shall be determined by reference to the number of votes accorded the shares in question in accordance with the preceding sentence.

2. Dividends.

(a) Senior Preferred Stock. The holders of shares of the Senior Preferred Stock shall be entitled to receive, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on any other Series of Preferred Stock or Common Stock (payable other than in Common Stock pursuant to a stock dividend), non-cumulative cash dividends at rates per annum of $0.01798 per share with respect to the New Series B Preferred Stock and New Series B-1 Preferred Stock and $0.02157 per share with respect to the New Series C Preferred Stock and New Series C-1 Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event). Such dividends shall be payable, however, when, as and if declared by the Board.

(b) Junior Preferred Stock. The holders of shares of the Junior Preferred Stock shall be entitled to receive, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock (payable other than in Common Stock pursuant to a stock dividend), non-cumulative cash dividends at rates per annum of $0.0119 per share with respect to the Junior Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event). Such dividends shall be payable, however, when, as and if declared by the Board. No dividends shall be made with respect to the Junior Preferred Stock unless the preferential dividends and all declared or accrued but unpaid dividends on the Senior Preferred Stock have been paid or set aside for payment to the holders of Senior Preferred Stock.

(c) Common Stock. No dividend (payable other than in Common Stock pursuant to a stock dividend) shall be declared or paid on the Common Stock unless the consent of the holders of a majority of the then outstanding Preferred Stock, voting together as a single class on an as-if-converted to Common Stock basis, shall have been obtained and unless all declared and unpaid dividends on the Preferred Stock shall have been set apart or paid and, in addition, there shall be concurrently declared or paid, as the case may be, on the Preferred Stock (on an as-if-converted basis), a dividend equivalent to any dividend on the Common Stock.

(d) Insufficient Assets. If, upon the declaration or payment of any dividend, the legally available assets of the Corporation are insufficient to permit the payment to the holders of any Series of Preferred Stock or Common Stock, as the case may be, of the full dividend amount otherwise payable, then the entire assets of the Corporation legally available for the dividend on such Series or class shall be first distributed ratably among the holders of the Senior Preferred Stock in proportion to the dividend amount each holder is otherwise entitled to receive, then among the holders of the Junior Preferred Stock, in proportion to the dividend amount each holder is otherwise entitled to receive, and then among the holders of the Common Stock, in proportion to the dividend amount each holder is otherwise entitled to receive.

3. Liquidation or Initial Public Offering.

(a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the New Series B-1 Preferred Stock and New Series C-1 Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Junior Preferred Stock or Common Stock or any other stock ranking on liquidation junior to the Senior Preferred Stock, to be paid $0.3371 per share of New Series B-1 Preferred Stock and $0.4044 per share of New Series C-1 Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event), plus, in each case, an amount equal to all dividends declared but unpaid thereon. Thereafter, the holders of the shares of the Junior Preferred Stock shall be entitled, before any distribution or payment is made upon any shares Common Stock or any other stock ranking on liquidation junior to the Junior Preferred Stock, to be paid $0.5925 per share of New Series A Preferred Stock and $0.2963 per share of New Series A-1 Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event), plus, in each case, an amount equal to all dividends declared but unpaid thereon. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the shares of the New Series B-1 Preferred Stock, New Series C-1 Preferred Stock and Junior Preferred Stock shall be insufficient to permit payment to the holders of the full amount distributable as aforesaid, then the entire assets of the Corporation legally available for distribution shall be distributed (I) first, ratably among the holders of New Series B-1 Preferred Stock and New Series C-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive as set forth above until payment of the full amount distributable to the holders of New Series B-1 Preferred Stock and New Series C-1 Preferred Stock have been made or the assets to be distributed have been fully distributed to the holders of New Series B-1 Preferred Stock and New Series C-1 Preferred Stock and (II) second, ratably among the holders of Junior Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive as set forth above until payment of the full amount distributable to the holders of Junior Preferred Stock have been made or the assets to be distributed have been fully distributed to the holders of Junior Preferred Stock.

(b) After the preferential payments have been made in full pursuant to the foregoing subsection (a), the remaining assets of the Corporation legally available for distribution, if any, shall be distributed among all holders of Preferred Stock and Common Stock on a pro-rata as-if-converted basis.

(c) In accordance with subsection 5(j), written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(d) The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) in which the stockholders of the Corporation immediately prior to such consolidation or merger do not own a majority of the voting power of the Corporation or the surviving corporation immediately after such consolidation or merger, or any transaction or series of related transactions to which the

Corporation is a party in which a majority of the Corporation’s voting power is transferred (for clarity, a bona fide equity financing transaction or series of related transactions of the Corporation for capital raising purposes shall not constitute such a transfer), or the sale, exclusive license, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, or, with respect solely to the New Series B Preferred Stock, New Series B-1 Preferred Stock, and New Series C-1 Preferred Stock, an IPO (as defined below) shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3 and for purposes of Section 4.

(e) In lieu of receiving the preferential amounts specified above, any holder of Preferred Stock may elect to convert such holder’s respective Preferred Stock into Common Stock pursuant to Section 5 below; provided, further, that notwithstanding the foregoing provisions of this Section 3, if in the event of a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, a holder of Preferred Stock would be entitled to receive, pursuant to subsection 3(a), an aggregate amount that is less than the amount that such holder would receive in such liquidation, dissolution or winding up of the Corporation if such shares were converted into Common Stock pursuant to subsection 3(e) as of immediately prior to such liquidation, dissolution or winding up of the Corporation (the “Alternative Amount”), then in lieu of receiving any amounts under subsection 3(a) on account of such shares of Preferred Stock, such holder shall instead receive the Alternative Amount on account of such shares of Preferred Stock as if such shares of Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

(f) In any liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3, if the proceeds received by the Corporation or its stockholders are comprised of any combination of cash, promissory notes, securities and/or other property (each, a “Form of Proceeds”), then each Form of Proceeds shall be distributed pro rata in such priority and amounts as are required to satisfy (i) the full preferential amounts specified in subsection 3(a) above, and (ii) if available after payment of the full preferential amounts specified in subsection 3(a), the distribution of the remaining assets in accordance with subsection 3(b) above. For example, if the proceeds of a liquidation, dissolution or winding up are comprised of fifty percent (50%) each of cash and stock, the Form of Proceeds used to satisfy the preferential amounts specified in subsection 3(a) above shall be fifty percent (50%) cash and fifty percent (50%) stock and the remaining amount, if any, distributed in accordance with subsection 3(b) above shall also be fifty percent (50%) cash and fifty percent (50%) stock. This subsection 3(f) may be waived by the vote or written consent of the holders of a majority (determined on an as-if-converted to Common Stock basis) of the then outstanding Preferred Stock.

(g) In the event of any liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement governing such liquidation, dissolution or winding up shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3 as if the Initial Consideration were the only consideration payable in connection with such liquidation, dissolution or winding up; and (b) any Additional Consideration which becomes payable to the stockholders of the

Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 3, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such liquidation, dissolution or winding up shall be deemed to be Additional Consideration.

(h) Upon the closing of a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (an “IPO”), without limiting the right to convert Preferred Stock into Common Stock pursuant to Section 5, the holders of the shares of the New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C-1 Preferred Stock shall be entitled to receive an additional $0.3371 per share of New Series B Preferred Stock, an additional $0.3371 per share of New Series B-1 Preferred Stock and an additional $0.4044 per share of New Series C-1 Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event) for each such share of New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C-1 Preferred Stock held by such holders immediately prior to the conversion of the Preferred Stock upon the closing of the IPO, plus, in each case, an amount equal to all dividends declared but unpaid thereon, payable in the form of shares of Common Stock upon the closing of such IPO (such amounts, the “IPO Liquidation Amounts”), with the number of shares of Common Stock payable to such holder equal to the IPO Liquidation Amount divided by the price per share to the public of the shares of Common Stock sold in the IPO.

4. Additional Class Vote by Preferred Stock.

(a) Preferred Stock. At any time when any shares of Senior Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by other provisions of this Sixteenth Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Sixteenth Amended and Restated Certificate of Incorporation, without the written approval of the holders of a majority of the then outstanding shares of New Series B Preferred Stock and New Series B-1 Preferred Stock, voting together as a single class on an as-if-converted to Common Stock basis (the “Required Preferred Vote”), the Corporation will not (directly or indirectly, by merger, reclassification or otherwise):

(i) Create or authorize any new class or series of shares having rights, preferences, privileges or priority senior to, or on parity with, any Series of Preferred Stock;

(ii) Incur indebtedness for borrowed money in excess of $100,000;

(iii) Engage in any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary;

(iv) Redeem, repurchase, purchase or otherwise acquire for value shares of Common Stock or Preferred Stock of the Corporation (excluding shares of Common Stock repurchased upon termination of an officer, employee, director or consultant pursuant to an employee stock benefit plan, stock purchase or stock option plan, restricted stock purchase agreement or other similar arrangement approved by the Board);

(v) Take any action that results in the declaration or payment of any dividend or distribution on any shares of the Corporation’s capital stock, other than a stock dividend on the Common Stock;

(vi) Amend or waive any provision of the Corporation’s Sixteenth Amended and Restated Certificate of Incorporation, as amended from time to time, or the Corporation’s Bylaws (“Bylaws”);

(vii) Authorize any increase or decrease in the number of members of the Board;

(viii) Alter or change the rights, preferences or privileges of any series of Preferred Stock;

(ix) Increase or decrease the authorized number of shares of Common Stock or Preferred Stock;

(x) Create or authorize any employee stock benefit plan, stock purchase or stock option plan, or other similar arrangement, or increase the number of shares of capital stock reserved to be issued under such plans or arrangement; or

(xi) Authorize or cause a subsidiary of the Corporation to do any of the foregoing.

5. Conversion. The holders of shares of Preferred Stock shall have the following conversion rights:

(a) Right to Convert.

(i) Preferred Stock. Subject to the terms and conditions of this Section 5, the holder of any share or shares of any Series of Preferred Stock shall have the right, at its option at any time and without the payment of additional consideration by the holder thereof, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the respective amounts distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (1) dividing $0.237, in the case of the New Series A Preferred Stock (the “New Series A Original Issue Price”), $0.237, in the case of the New Series A-1 Preferred Stock (the “New Series A-1 Original Issue Price”), $0.2247, in the case of the New Series B Preferred Stock (the “New Series B Original Issue Price”), $0.2247, in the case of the New Series B-1 Preferred Stock (the “New Series B-1 Original Issue Price”), $0.2696, in the case of the New Series C Preferred Stock (the “New Series C Original Issue Price”), and $0.2696, in the case of the New Series C-1 Preferred Stock (the “New Series C-1 Original Issue Price,” and each of the New Series A Original Issue Price, New Series A-1 Original Issue Price, New Series B Original Issue Price, New Series B-1 Original Issue Price and New Series C Original Issue Price, an “Original Issue Price”) (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event), by the applicable Conversion Price (as defined below) for such Series in effect at the time of conversion and (2) then multiplying such quotient by the number of shares of such Series of Preferred Stock to be converted. As of the date of the filing of this Sixteenth Amended and Restated Certificate of Incorporation, the Conversion Price of each Series of Preferred Stock shall be the Original Issue Price of such Series of Preferred Stock, and, thereafter, any adjustment of any such Conversion Price shall take place pursuant to the further provisions of subsection 5(d) (the Conversion Price of each Series of Preferred Stock as so adjusted and in effect at the date any such share or shares of Preferred Stock are surrendered for conversion being referred to as the “Conversion Price” of such Series).

(ii) Exercise of Conversion Rights. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subsection 5(a)(ii) and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of any Preferred Stock into Common Stock. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection 5(b), but no payment or adjustment shall be made on account of any dividends that have not been declared. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subsection 5(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

(d) Adjustment of Conversion Price Upon Issuance of Common Stock. Except as provided in subsection 5(e), if and whenever after the date of the filing of this Sixteenth Amended and Restated Certificate of Incorporation, the Corporation shall issue or sell, or is, in accordance with subsections 5(d)(ii)(1) through 5(d)(ii)(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price for such Series of Preferred Stock shall be adjusted as follows:

(i) With respect to the Conversion Prices for each Series of Preferred Stock, the Conversion Price for such Series of Preferred Stock shall be adjusted to the price determined by multiplying such applicable Conversion Price by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (b) the number of shares of Common Stock that the aggregate consideration, if any, received (or deemed received) by the Corporation upon such issue or sale would purchase at such applicable Conversion Price in effect immediately prior to such issuance or sale; and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issue or sale and (y) the number of shares of Common Stock being issued or sold (or then being deemed issued or sold). For purposes of the above calculation, the Common Stock outstanding immediately prior to such issuance or sale shall include all shares of Common Stock outstanding, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such issue and all shares of Common Stock issuable upon conversion or exchange of Convertible Securities (as defined below, and including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue.

(ii) No adjustment to the Conversion Price of a Series of Preferred Stock will occur if the Corporation shall issue or sell, or is, in accordance with subsections 5(d)(ii)(1) through 5(d)(ii)(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share greater than the applicable Conversion Price for such Series of Preferred Stock in effect immediately prior to the time of such issue or sale.

For purposes of this subsection 5(d)(ii), the following subsections (1) to (7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible

Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 5(d)(ii)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 5(d)(ii)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subsection 5(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3) Change in Option Price or Conversion Rate. Upon the occurrence of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5(d)(ii)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5(d)(ii)(1) or 5(d)(ii)(2), or the rate at which Convertible Securities referred to in subsection 5(d)(ii)(1)

or 5(d)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 5(d).

(e) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price of any Series of Preferred Stock in the case of (and any such adjustments to date are hereby waived in the case of, but only in the case of) the issuance of (i) shares of Senior Preferred Stock, and the Common Stock issued or issuable upon conversion of such shares of Senior Preferred Stock, issued pursuant to that certain New Series B, B-1, C and C-1 Preferred Stock Purchase Agreement, dated on or around the date of the filing of this Sixteenth Amended and Restated Certificate of Incorporation, by and among the Corporation and those persons and entities named on Exhibit A thereto, as the same may be amended and/or restated from time to time (the “Purchase Agreement”)); (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of all or substantially all the assets or other reorganization whereby the Corporation or its stockholders existing immediately prior to such transaction will own greater than 50% of the voting power of such business entity or business segment of any such entity, if such issuance is approved by the requisite vote of the Board; (iii) any borrowings or securities issued in connection with such borrowings, direct or indirect, from financial institutions or other persons by the Corporation, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, if such borrowing or issuance is approved by the Board, including at least one (1) of the Preferred Directors (as defined below); (iv) up to an aggregate of 153,909,611 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Common Stock and/or options, warrants or other rights to purchase Common Stock issued pursuant to the Corporation’s stock option plan (inclusive of shares subject to outstanding options, shares available for issuance and shares issued pursuant to the exercise of options issued, in each case under the Corporation’s stock option plan as of the date of the filing of this Sixteenth Amended and Restated Certificate of Incorporation) issued to directors, officers, employees or consultants of the Corporation in connection with their employment by the Corporation or their retention as consultants by the Corporation, provided that such issuances have been approved by the Board; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Corporation, or securities issued to any entity or person in connection with the purchase by the Corporation of strategic assets, whether tangible or intangible, if such issuance is approved by the Board, including any three (3) of the Preferred Directors; (vi) securities issued in connection with obtaining lease or debt financing, whether issued to a financial institution, lessor, guarantor or other person, if such issuance is approved by the Board, including at least one (1) of the Preferred Directors; (vii) shares of Common Stock issued upon the conversion of shares of Preferred Stock; (viii) shares of capital stock issued pursuant to the exercise of Options or other Convertible Securities outstanding as of the date of the filing of this Sixteenth Amended and Restated Certificate of Incorporation; (ix) shares of capital stock or Options to purchase capital stock issued in connection with bona fide commercial bank, capital lease or similar transactions, provided that such issuances have been approved by the Board, including at least one (1) of the Preferred Directors; (x) shares of capital stock or Options to purchase capital stock issued in connection with bona fide licensing, corporate partnering or similar transactions, provided that such issuances have been approved by the Board, including at least three (3) of the Preferred Directors, (xi) shares issued in a firm commitment underwritten public offering of shares of Common Stock and (xii) shares of Common Stock payable to the holders of New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C-1 Preferred Stock upon the closing of an IPO pursuant to subsection 3(h).

(f) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price of each Series of Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subsection 5(d)(ii)(4) by reason thereof.

(g) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(h) Adjustments for Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, exclusive license, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, in each case other than as provided in Section 3 hereof, the Preferred Stock shall, after the date of such consolidation, merger, sale, exclusive license, lease or conveyance, be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, exclusive license, lease or conveyance) upon conversion of the Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Preferred Stock (including with respect to the applicable Conversion Price) shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

(i) Notice of Adjustment. Upon any adjustment of the Conversion Price of any Series of Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or overnight courier, addressed to each holder of shares of Preferred Stock of such Series at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(j) Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, license, lease, abandonment, transfer or other disposition of all or substantially all its assets;

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(5) as provided for in subsection 3(c);

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, or overnight courier, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be; provided, however, that such notice requirement may be waived by a majority of the outstanding shares of the Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis).

(k) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable Conversion Price of each Series of Preferred Stock in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price of any Series if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation’s then current Certificate of Incorporation.

(l) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(m) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

(n) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(o) Automatic Conversions. If at any time the Corporation shall effect an IPO in which the gross cash proceeds to the Corporation are at least $75,000,000 (before deduction of underwriters’ commissions and other offering expenses), then effective upon the closing of the sale of such shares by the Corporation pursuant to such IPO, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 5. In addition, all outstanding shares of Preferred Stock shall be automatically converted to shares of Common Stock on the basis set forth in this Section 5 if so requested in writing by the Required Preferred Vote. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with cash payment for any declared but unpaid dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subsection 5(c). Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

C. Election of Directors.

1. Allocation of Board Seats. The Board shall consist of no more than nine (9) members. So long as any of the shares of Preferred Stock originally issued remain outstanding, the holders of a majority of the then outstanding Preferred Stock, voting together on a combined and as-if-converted to Common Stock basis, shall have the right to elect six (6) members of the Board (the “Preferred Directors”). The holders of a majority of the then outstanding Common Stock, voting as a separate class, shall have the right to elect one (1) member of the Board (the “Common Stock Director”). The holders of a majority of the then outstanding Preferred Stock and Common Stock, voting together on a combined and as-if-converted to Common Stock basis, shall have the right to elect two (2) members of the Board (the “Joint Directors”).

2. Quorums. At any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holders of at least a majority of the shares of Preferred Stock then outstanding, on a combined and as-if-converted to Common Stock basis, shall constitute a quorum of the Preferred Stock for the election of the Preferred Directors, (ii) the presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the Common Stock Director and (iii) the presence in person or by proxy of the holders of a majority of the shares of Preferred Stock and Common Stock then outstanding, on a combined and as-if-converted to Common Stock basis, shall constitute a quorum of the Preferred Stock and Common Stock for the election of the Joint Directors.

3. Vacancies. Notwithstanding anything else in this Sixteenth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, a vacancy in any directorship (i) elected by the holders of the Preferred Stock shall be filled only by vote of the holders of the Preferred Stock as provided above, (ii) elected by the holders of the Common Stock shall be filled only by vote of the holders of the Common Stock as provided above and (iii) elected by the holders of the Preferred Stock and Common Stock shall be filled only by vote of the holders of the Preferred Stock and Common Stock as provided above.

SEVENTH. The Corporation is to have perpetual existence.

EIGHTH. For the management of the business and the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, by the State of Delaware, but subject to any limitations contained elsewhere in this Sixteenth Amended and Restated Certificate of Incorporation, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Sixteenth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. No election of directors need be by written ballot except as and to the extent provided in the Bylaws.

B. After the original or other Bylaws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board.

C. The books of the Corporation (subject to any provision contained in the statutes of the State of Delaware) may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board.

NINTH. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify all directors and officers from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation’s obligation to provide indemnification under this Article NINTH shall be offset to the extent of any otherwise applicable insurance coverage under a policy maintained by the Corporation.

The foregoing provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceedings theretofore or thereafter brought based in whole or in part upon any such state of facts.

TENTH. No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ELEVENTH. To the extent permitted by law, the Corporation renounces any expectancy that a Covered Person (as defined below) offer the Corporation an opportunity to participate in a Specified Opportunity (as defined below) and waives any claim that the Specified Opportunity constitutes a corporate opportunity that should have been presented by the Covered Person to the Corporation; provided, however, that the Covered Person acts in good faith. A “Covered Person” is any member of the Board (who is not an employee of the Corporation or any of its subsidiaries) who is a partner, member or employee of a Fund. A “Specified Opportunity” is any transaction or other matter that is presented to the Covered Person in his or her capacity as a partner, member or employee of a Fund (and other than in connection with his or her service as a member of the Board) that may be an opportunity of interest for both the Corporation and the Fund. A “Fund” is an entity that is (a) a holder of Preferred Stock that is primarily in the business of investing in other entities, (b) an entity that is affiliated with such a holder of Preferred Stock and that also is primarily in the business of investing in other entities, or (c) an entity that manages or provides services for an entity described in (a) or (b).

TWELFTH. Without limiting the manner by which notice otherwise may be effectively given, any notice given to the Corporation’s stockholders or the Corporation’s directors under any provision of the General Corporation Law of the State of Delaware, this Sixteenth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws shall be effective if given by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice, subject to the limitations imposed by Section 238 of the General Corporation Law of the State of Delaware.

THIRTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action against the Corporation or any director, officer, employee or agent of the Corporation and arising under the Securities Act of 1933, as amended. If any provision or provisions of this Article THIRTEENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article THIRTEENTH (including, without limitation, each portion of any sentence of this Article THIRTEENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

CERTIFICATE OF AMENDMENT

TO THE

SIXTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INTUITY MEDICAL, INC.

Intuity Medical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

I. The name of the Corporation is Intuity Medical, Inc. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 24, 2002, under its former name, “Rosedale Medical, Inc.” The Sixteenth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 15, 2020.

II. This amendment to the Sixteenth Amended and Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, and the Corporation’s stockholders by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

III. Article SIXTH Section B.3(d) of the Sixteenth Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety as follows:

“The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof(other than a merger to reincorporate the Corporation in a different jurisdiction) in which the stockholders of the Corporation immediately prior to such consolidation or merger do not own a majority of the voting power of the Corporation or the surviving corporation immediately after such consolidation or merger, or any transaction or series of related transactions to which the Corporation is a party in which a majority of the Corporation’s voting power is transferred (for clarity, a bona fide equity financing transaction or series of related transactions of the Corporation for capital raising purposes shall not constitute such a transfer), or the sale, exclusive license, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3 and for purposes of Section 4.”

IV. Article SIXTH Section B.3(h) of the Sixteenth Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety as follows:

“Upon the closing of a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (an “IPO”), without limiting the right to convert Preferred Stock into Common Stock pursuant to Section 5 and without limiting the right of the holders of Preferred Stock to receive any other amounts or shares to which they may be entitled hereunder, the holders of the shares of the New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C-1 Preferred Stock shall be entitled to receive an additional $0.3371 per share of New Series B Preferred Stock, an additional $0.3371 per share of New Series B-1 Preferred Stock and an additional $0.4044 per share of New Series C-1 Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event) for each such share of New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C-1 Preferred Stock held by such holders immediately prior to the conversion of the Preferred Stock upon the closing of the IPO, plus, in each case, an amount equal to all dividends declared but unpaid thereon, payable exclusively in the form of fully paid and nonassessable shares of Common Stock upon the closing of such IPO (such amounts, the “IPO Liquidation Amounts”), with the number of shares of Common Stock payable to such holder in respect of each share of New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C-1 Preferred Stock held by such holders immediately prior to the conversion of the Preferred Stock upon the closing of the IPO being equal to the IPO Liquidation Amount for such share divided by the price per share to the public of the shares of Common Stock sold in the IPO. For purposes of the foregoing calculation, the number of shares of Common Stock issuable to a holder of New Series B Preferred Stock, New Series B-l Preferred Stock and New Series C-1 Preferred Stock shall be determined on an aggregate basis and then rounded down to the nearest whole share.”

V. All other provisions of the Sixteenth Amended and Restated Certificate of Incorporation shall remain in full force and effect.

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IN WITNESS WHEREOF, Intuity Medical, Inc. has caused this Certificate of Amendment to the Sixteenth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this 18th day of November, 2020.

/s/ Emory V. Anderson
Emory V. Anderson
President & Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

SIXTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INTUITY MEDICAL, INC.

Intuity Medical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

I. The name of the Corporation is Intuity Medical, Inc. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 24, 2002, under its former name, “Rosedale Medical, Inc.” The Sixteenth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 15, 2020. A Certificate of Amendment to the Sixteenth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 18, 2020.

II. This amendment to the Sixteenth Amended and Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, and the Corporation’s stockholders by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

III. Article FOURTH of the Sixteenth Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety as follows:

“The aggregate number of shares which the Corporation shall have the authority to issue shall be 2,235,078,583 shares, consisting of 1,300,000,000 shares of Common Stock, par value $0.001 (the “Common Stock”), and 935,078,583 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

IV. The first paragraph of Article SIXTH Section B of the Sixteenth Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety as follows:

“The Preferred Stock shall be divided into series (each, a “Series”). The first Series shall consist of 111,556,618 shares and is designated New Series A Convertible Participating Preferred Stock (“New Series A Preferred Stock”). The second Series shall consist of 114,541,708 shares and is designated New Series A-1 Convertible Participating Preferred Stock (“New Series A-1 Preferred Stock” and together with the New Series A Preferred Stock, the “Junior Preferred Stock”). The third Series shall consist of 252,791,726 shares and is designated New Series B Convertible Participating Preferred Stock (“New Series B Preferred Stock”). The fourth Series shall consist of 289,274,585 shares and is designated New Series B-1 Convertible Participating Preferred Stock (“New Series B-1 Preferred Stock”). The fifth Series shall consist of 112,533,204 shares and is designated New Series C Convertible Participating Preferred Stock (“New Series C Preferred Stock”). The sixth Series shall consist of 54,380,742 shares and is designated New Series C-1 Convertible Participating Preferred Stock (“New Series C-1 Preferred Stock” and together with the New Series B Preferred Stock, New Series B-1 Preferred Stock and New Series C Preferred Stock, the “Senior Preferred Stock”).”

V. All other provisions of the Sixteenth Amended and Restated Certificate of Incorporation as previously amended shall remain in full force and effect.

* * * *

2

IN WITNESS WHEREOF, Intuity Medical, Inc. has caused this Certificate of Amendment to the Sixteenth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this 4th day of May, 2021.

/s/ Emory V. Anderson
Emory V. Anderson
President & Chief Executive Officer